Exhibit 10.32
LEASE AGREEMENT

STATE OF TEXAS        §
                §
COUNTY OF ELLIS        §

This Lease Agreement (“Lease”) is made and entered into effective as of this 25th day of January, 2022 (“Effective Date”) by and between BarBell Real Estate, LLC, a Texas limited liability company (“Landlord”) and HVE, Inc, a Delaware Corporation (“Tenant”).

    WHEREAS, Landlord is the current owner of the Leased Premises; and

    WHEREAS, Landlord desires to lease the Leased Premises to Tenant, and Tenant desires to lease the Leased Premises from Landlord subject to the terms stated in this Lease Agreement and in any other documents duly referenced and incorporated herein.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are herby acknowledged and confessed by the Parties, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Leased Premises for the Term, on the following terms, conditions, and covenants:

SEC. 1 - DEFINITIONS

“Building” means a structure located on the west side of the Premises and identified as 1348 Highway 287 Bypass, Waxahachie, Texas.

“Force Majeure” means a force beyond the reasonable ability of the party to overcome using reasonable diligence which causes a party to this Lease Agreement to be unable to perform any of its obligations hereunder in a timely manner, such as weather, strikes, riots, acts of God, war, unavailability of labor or material, governmental laws, regulations or restrictions, or other similar causes; provided, that the failure or inability to pay any monetary amount shall not be deemed to be an event of Force Majeure.

“Improvements” means all office space within the Leased Premises and other improvements that may be used by Tenant in accordance with this Lease Agreement and in connection with the operation of Tenant’s business.

“Leased Premises” means a 3,672 square feet area of the Building as further described in the floor plan attached to this Lease Agreement and incorporated herein as “Exhibit A.”

“Operating Expenses” means Landlord’s costs for operating and maintaining the Building and related parking areas, which shall include, without limitation, real estate and personal property taxes and assessments, management fees, heating, electricity, water, waste disposal, sewage, operating materials and supplies, service agreements and charges, lawn care, snow removal, restriping, repairs, repaving, cleaning and custodial, security, insurance, the cost of contesting the validity or applicability of any governmental acts which may affect operating expenses, an all other direct operating costs of operating and maintaining the Building and related parking areas, unless expressly excluded from Operating Expenses. Operating Expenses shall not include any amount related to (a) a capital account or capital improvement, (b) ground leases; (c) principal or interest payments on any mortgage or deed of trust on the Building or the Premises; (d) any amount for
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which Landlord is reimbursed through insurance, by third persons, or directly by other Tenants of the Premises; and (e) costs of items and services for which Tenant reimburses Landlord or pays third persons directly.

“Party” shall mean the Landlord or Tenant, who shall be collectively referred to as “Parties.”

“Premises” means that property described as LOT 6 BLK A RVG PLAZA 1.381 AC in the property records of the Ellis Appraisal District. (1348 Highway 287 Business, Waxahachie, Texas)

“Proportionate Share” means a percentage of Operating Expenses and Taxes for which Tenant is responsible, prorated annually over a 12-month period. The percentage is equal to the size of the Leased Premises (in square feet) divided by the total amount of rentable space (in square feet) available in the Building.

“Rent” means the amount of $7,038.00 (3,672 sf @ $23.00/sf).

“Rent Commencement Date” means the thirtieth (30th) day after the date on which a certificate of occupancy is issued by the City of Waxahachie for the Leased Premises.

“Taxes” means a percentage of real estate taxes and any other taxes including leasehold taxes and assessments attributable to the Leased Premises and accruing during the Term.

“Tenant Improvements” means all of the Improvements that are to be constructed by Tenant in accordance with the Work Letter.

“Tenant Improvement Allowance (TIA)” means an amount up to, but not more than, $146,880.00 (3,672 sf @ $40.00/sf).

“Work Letter” means that document which establishes the rights, obligations, and expectations of Landlord and Tenant as related to the construction of the necessary Improvements for the Leased Premises.

Sec. 1 - IMPROVEMENTS
Tenant Improvements
(1) Tenant agrees to construct at Tenant’s sole cost and expense all necessary Improvements for the finish-out of the Leased Premises as set forth in the accompanying Work Letter, which is fully incorporated into this Lease Agreement as though set forth herein.
Except for the Improvements outlined in this Lease Agreement or in the Work Letter, Tenant shall make no alterations or changes of any nature to the Leased Premises or to the exterior of the Building without first obtaining Landlord’s consent in writing. Any and all Improvements made to the Leased Premises which become affixed or attached to the Leased Premises shall remain the property of Landlord at the expiration or termination of the Lease Agreement.
(2) Landlord agrees to provide a Tenant Improvement Allowance (TIA) to offset Tenant’s cost for Tenant Improvements. Landlord shall pay the TIA to Tenant according to the terms stated in the Work Letter.
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SEC. 2 - TERMS OF LEASE AGREEMENT
(3) Purpose: Landlord and Tenant agree that the Leased Premises shall be used only for Tenant’s regular business purposes. Any other use of Leased Premises by Tenant without prior written consent of Landlord shall be considered a default of this Lease Agreement.

(4) Term: The term of this Lease Agreement (“Term”) shall commence on the Effective Date and expire on the five (5) year anniversary of the Rent Commencement Date. Tenant shall notify Landlord in writing of the expected Rent Commencement Date at least thirty (30) days prior to the Rent Commencement Date.

(5) Security Deposit: On the Effective Date of this Lease Agreement, Tenant shall pay to Landlord a one-time security deposit equal to Rent.

(6) Triple Net Lease Agreement: Landlord and Tenant agree that this shall be a triple net (NNN) Lease Agreement. Beginning on the Rent Commencement date, and continuing thereafter for the Term of this Lease Agreement, Tenant shall pay Rent and the Proportionate Share of Operating Expenses and Taxes to Landlord on a monthly basis, with payment due no later than the 1st of every month. All payments shall be paid by Tenant to Landlord’s address as provided in the Notices provision of this Lease Agreement. All payments received more than five (5) days after the due date shall include an additional fee of $25.00 per day until all payments are satisfied.

(7) No Exclusive Right: This Lease Agreement does not convey to Tenant an exclusive right to the Premises, Building, or Leased Premises. Landlord shall hold the rights to lease other areas of the Premises or Building to any same or like use as the Tenant.

(8) Insurance: Tenant shall, at its own cost and expense, maintain and keep in force at all times during the Term: (a) commercial general liability insurance, which shall include coverage against claims for personal injury, death, or property damage occurring on, in or about the Leased Premises with limits of not less than $1,000,000 with respect to the Leased Premises, Landlord’s personal property, and Tenant’s conduct of business therein, with Landlord named as additional insured; and (b) employers' liability and workers' compensation insurance to the extent required by the laws of the State of Texas. Notwithstanding anything to the contrary set forth in this Lease Agreement, Landlord and Tenant hereby release one another and their respective owners, officers, employees, and property manager from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for loss or damage covered by said insurance, even if such loss or damage shall have been caused by the fault or negligence of the other Party, or anyone for whom such Party may be responsible.
In the event Tenant shall fail to obtain insurance required hereunder and fails to maintain the same in force continuously during the term, Landlord may, but shall not be required to, obtain the same and charge the Tenant for same as additional Rent. Furthermore, Tenant agrees not to keep upon the premises any articles or goods which may be prohibited by the standard form of fire insurance policy, and in the event the insurance rates applicable to fire and extended coverage covering the Leased Premises shall be increased by reason of any use of the Leased Premises made by Tenant, then Tenant shall pay to Landlord, upon demand, such increase in insurance premium as shall be caused by said use or Tenant's proportionate share of any such increase.
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INDEMNIFICATION
TENANT AGREES TO INDEMNIFY, DEFEND, AND HOLD LANDLORD HARMLESS FROM ANY AND ALL CLAIMS OR LIABILITIES WHICH MAY ARISE FROM ANY CAUSE WHATSOEVER AS A RESULT OF TENANT’S USE AND OCCUPANCY OF THE LEASED PREMISES, AND FURTHER SHALL INDEMNIFY LANDLORD FOR ANY LOSSES WHICH LANDLORD MAY SUFFER IN CONNECTION WITH TENANT’S USE AND OCCUPANCY OR CARE, CUSTODY, AND CONTROL OF THE LEASED PREMISES. TENANT ALSO AGREES TO INDEMNIFY AND HOLD HARMLESS LANDLORD FROM ANY AND ALL CLAIMS OR LIABILITIES WHICH MAY ARISE FROM ANY LATENT DEFECTS IN THE LEASED PREMISES THAT THE LANDLORD IS NOT AWARE OF AT THE SIGNING OF THE LEASE AGREEMENT OR AT ANY TIME DURING THE LEASE TERM. THIS AGREEMENT SHALL SURVIVE THE TERMINATION OF THIS LEASE AGREEMENT.
(9) Encumbrances: Nothing in the Lease Agreement shall be construed to authorize the Tenant or any other person acting for the Tenant to encumber the rents of the Leased Premises or the interest of the Tenant in the Leased Premises or any person under and through whom the Tenant has acquired its interest in the Leased Premises with a mechanic’s lien or any other type of encumbrance. Under no circumstance shall the Tenant be construed to be the agent, employee or representative of Landlord. In the event a lien is placed against the Leased Premises, through actions of the Tenant, Tenant will promptly pay the same or bond against the same and take steps immediately to have such lien removed. If the Tenant fails to have the lien removed, the Landlord shall take steps to remove the lien and the Tenant shall pay Landlord for all expenses related to the lien and removal thereof, and Tenant shall be in default of this Lease Agreement.
(10) Permits: A copy of any and all local, state or federal permits acquired by the Tenant which are required for the use of the Leased Premises shall be kept on-site at all times and shall be readily accessible and produced to Landlord, Landlord’s agents, or any local, state, or federal officials upon demand.
(11) Maintenance and Repairs: Tenant shall be responsible for all repairs and maintenance on the Leased Premises due to normal wear and tear on the Leased Premises; particularly items which need immediate attention including but not limited to, the replacement of light bulbs, normal repair and cleaning of windows, cleaning of bathrooms, clearing of toilets, etc. Tenant shall properly maintain the premises in a good, safe and clean condition and shall properly and promptly remove all rubbish and hazardous wastes and see that the same are properly disposed of according to all local, state, or federal laws, rules regulations or ordinances.
In the event the Leased Premises are damaged as a result of any neglect or negligence of Tenant, his employees, agents, business invitees, or any independent contractors serving the Tenant or in any way as a result of Tenant’s use and occupancy of the premises, then Tenant shall be primarily responsible for seeing that the proper claims are placed with Tenant’s insurance company or the damaging party's insurance company, and shall furthermore be responsible for seeing that the building is safeguarded with respect to said damage and that all proper notices with respect to said damage are made in a timely fashion, including notice to Landlord and the party or parties causing said damage.
(12) Sale: Tenant shall, in the event of the sale or assignment of Landlord's interest in the Building, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Leased Premises, attorn to the purchaser and recognize such purchaser as Landlord under this Lease.
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(13) Transfer: Tenant may not transfer or assign this Lease Agreement, or any right or interest hereunder, or sublet said leased premises or any part thereof without first obtaining the prior written consent and approval of Landlord.
(14) Damage: In the event the Building shall be destroyed or damaged as a result of any fire or other casualty which is not the result of the intentional acts or neglect of Tenant and which precludes or adversely affects the Tenant’s occupancy of the Leased Premises, then in every such cause, the Rent and other costs to Tenant herein set forth shall be abated or adjusted according to the extent to which the Leased Premises have been rendered unfit for use and occupation by the Tenant and until the Leased Premises have been put in a condition at the expense of the Landlord, at least to the extent of the value and as nearly as possible to the condition of the Leased Premises existing immediately prior to such damage. It is understood, however, in the event of total or substantial destruction to the Leased Premises that in no event shall the Landlord's obligation to restore, replace, or rebuild exceed an amount equal to the sum of the insurance proceeds available for reconstruction with respect to said damage.
Tenant shall, during the term of this Lease Agreement, at its sole expense, keep the interior of the Leased Premises in as good a condition and repair as it is at the date of this Lease Agreement, reasonable wear and use excepted. This obligation would include the obligation to replace any plate glass damaged as a result of the neglect or acts of Tenant or his guests or invitees. Furthermore, the Tenant shall not knowingly commit nor permit to be committed any act or thing contrary to the rules and regulations prescribed from time to time by any federal, state, or local authorities, and shall expressly not be allowed to keep or maintain any hazardous waste materials or contaminates on the premises. Tenant shall also be responsible for the cost, if any, which would be incurred to bring his contemplated operation and business activity into compliance with any law or regulation of a federal, state, or local authority.
(15) Tenant Default: In the event that the Tenant shall fail to pay Rent and the Proportionate Share of Operating Expenses and Taxes as required, or any part thereof, when the same are due and payable, or shall otherwise be in default of any other terms of this Lease Agreement for a period of more than fifteen (15) days, after receiving notice of default, then the Landlord may declare the Lease Agreement terminated. Landlord may then immediately re-enter the Leased Premises and take possession of the same together with any of Tenant’s personal property, equipment, or fixtures left on the premises. Those items may be held by the Landlord as security for the Tenant’s eventual payment or satisfaction of rental defaults or other defaults of Tenant under the Lease Agreement. If Tenant is in default, Landlord shall be entitled to take any and all action to protect its interest in the personal property and equipment and to prevent the unauthorized removal of said property or equipment. Such threatened action would be deemed to constitute irreparable harm and injury to the Landlord in violation of its security interest in said items of personal property. Furthermore, in the event of default, Landlord may expressly undertake all reasonable preparations and efforts to release the Leased Premises including, but not limited to, the removal of all inventory, equipment, or leasehold improvements of the Tenant’s, at the Tenant’s expense, without the need to first procure an order of any court to do so. In the interim, Landlord would be obligated to undertake reasonable steps and procedures to safeguard the value of Tenant’s property, including the storage of the same, under reasonable terms and conditions at Tenant’s expense, and, in addition, it is understood that Landlord may sue Tenant for any damages or past Rents due and owing, and may undertake all and additional legal remedies then available.
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(16) Landlord Default: Tenant may send written notice to Landlord stating duties or obligations that have not been fulfilled under the full performance of this Lease Agreement. If said duties or obligations have not been cured within thirty (30) days from receiving such notice, unless Landlord, in good faith, needs to more time to cure or remedy such issue in accordance with standard industry protocol, then Landlord shall be in default of this Lease Agreement.
If Landlord should be in default, Tenant shall have the option to terminate this Lease Agreement and be held harmless against any of its terms or obligations.
(17) Disputes: If any dispute should arise in relation to this Lease Agreement, Landlord and Tenant shall first negotiate amongst themselves in "good faith." Afterwards, if the dispute is not resolved, then Landlord and Tenant shall seek mediation in accordance with the laws of the State of Texas. If Landlord and Tenant fail to resolve the dispute through mediation, then the American Arbitration Association shall be used in accordance with their rules. Landlord and Tenant agree to the binding effect of any ruling or judgment made by the American Arbitration Association.
(18) Tenant Insolvency: Tenant agrees that if all or a substantial portion of Tenant’s assets are placed in the hands of a receiver or a Trustee, and such status continues for a period of 30 days, or should the Tenant make an assignment for the benefit of creditors or be adjudicated bankrupt, or should the Tenant institute any proceedings under the Bankruptcy Act or any amendment thereto, then Tenant shall be in default of this Lease Agreement. Neither this Lease Agreement nor any interest in the Leased Premises shall become an asset in any such proceeding and, in such event, and in addition to any other remedies belonging to Landlord by law or by this Lease Agreement, it shall be lawful for the Landlord to declare the Term of this Lease Agreement ended and to re-enter and take possession of the Leased Premises and all Improvements therein, and to remove all persons therefrom. In such event, Tenant shall have no further claim to the Leased Premises.
(19) Subordination: Upon request of Landlord, Tenant will subordinate its rights hereunder to the lien of any mortgage now or hereafter in force against the property or any portion thereof, and to all advances made or hereafter to be made upon the security thereof, and to any ground or underlying lease of the property provided, however, that in such case the holder of such mortgage, or the Landlord shall agree that this Lease Agreement shall not be divested or in any way affected by foreclosure or other default proceedings under said mortgage, obligation secured thereby, or Lease Agreement, so long as Tenant shall not be in default under the terms of this Lease Agreement. Tenant agrees that this Lease Agreement shall remain in full force and effect notwithstanding any such default proceedings under said mortgage or obligation secured thereby.
Tenant shall, in the event of the sale or assignment of Landlord's interest in the Building, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Leased Premises, attorn to the purchaser and recognize such purchaser as Landlord under this Lease Agreement.
(20) Tenant Usage: Tenant shall comply with all rules, regulations, and laws of any governmental authority with respect to use and occupancy. Tenant shall not conduct or permit to be conducted upon the Leased Premises any business or permit any act which is contrary to or in violation of any law, rules, or regulations and requirements that may be imposed by any authority or any insurance company with which the Leased Premises is insured. Tenant shall not allow the Leased Premises to be used in any way which will invalidate or be in conflict with any insurance policies applicable to the Building. In no event shall explosives or hazardous materials be taken onto or retained on the Leased Premises. Furthermore, Tenant shall not install or use any equipment that will cause undue interference with the peaceable and quiet enjoyment of the Leased Premises by other tenants of the Building.
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(21) Tenant Signage: Tenant shall not place on any exterior door, wall, or window of the Leased Premises any sign or advertising matter without Landlord’s prior written consent and the approval of the local municipality. Thereafter, Tenant agrees to maintain such sign or advertising matter as first approved by Landlord in good condition and repair. Tenant shall conform to any uniform reasonable sign plan or policy that Landlord may introduce with respect to the Building. Upon vacating the Leased Premises, Tenant shall remove all signs and repair all damages caused or resulting from such removal.
(22) Pets: No pets shall be allowed on the Leased Premises without the prior written permission of Landlord unless said pet is required for reasons of disability under the Americans with Disability Act.
(23) Condition of Leased Premises: Tenant acknowledges that he has had the opportunity to inspect the Leased Premises and acknowledges with his signature on this Lease Agreement that the Leased Premises are in good condition and comply in all respects with the requirements of this Lease Agreement. Landlord makes no representation or warranty with respect to the condition of the Leased Premises or its fitness or availability for any particular use, and Landlord shall not be liable for any latent or patent defect therein. Tenant represents that Tenant has inspected the Leased Premises and is leasing and will take possession of the Leased Premises with all current fixtures present in their “as is” condition as of the date hereof.
(24) Americans With Disabilities Act: Per 42 U.S. Code § 12183, if Tenant is using the Leased Premises as a public accommodation (e.g. restaurants, shopping centers, office buildings) or there are more than fifteen (15) employees, the Leased Premises must provide accommodations and access to persons with disabilities that is equal or similar to that available to the general public. Owners, operators, lessors, and lessees of commercial properties are all responsible for ADA compliance. If the Leased Premises is not in compliance with the Americans with Disability Act any modifications or construction will be the responsibility of Landlord.
(25) Right of Access: It is agreed and understood that Landlord and Landlord’s agents shall have the complete and unencumbered right of entry to the Leased Premises at any time or times for purposes of inspecting or showing the Leased Premises and for the purpose of making any necessary repairs to the Building or equipment as may be required of Landlord under the terms of this Lease Agreement or as may be deemed necessary with respect to the inspection, maintenance, or repair of the Building. In accordance with State and local laws, Landlord shall have the right to enter the Leased Premises without the consent of Tenant in the event of an emergency.
(26) Estoppel Certificate: Tenant at any time and from time to time, upon at least ten (10) days prior notice by Landlord, shall execute, acknowledge, and deliver to Landlord and to any other person, firm, or corporation specified by Landlord, a statement certifying that the Lease Agreement is unmodified and in full force and effect, or if the Lease Agreement has been modified, then that the same is in full force and effect except as modified, and stating the modifications, stating the dates to which the fixed Rent and additional costs have been paid, and stating whether or not there exists any default by Landlord under this Lease Agreement and, if so, specifying each such default.
(27) Holdover: Should Tenant remain in possession of the Leased Premises after the cancellation, expiration, or sooner termination of the Lease Agreement without the execution of a new Lease Agreement or addendum, such holding over in the absence of a written agreement to the contrary shall be deemed to have created and be construed to be a tenancy from month to month with the Rent and additional costs to be due and payable in the same amount as the previous month plus an additional $7,500.00 holdover penalty, terminable upon thirty 30 days' notice by either party.
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(28) Waiver: Waiver by Landlord of a default under this Lease Agreement shall not constitute a waiver of a subsequent default of any nature.
(29) Governing Law and Venue: This Lease Agreement shall be governed by the laws of the State of Texas. If legal action is necessary to enforce this Lease Agreement, exclusive venue will lie in Ellis County, Texas.
(30) Attorney’s Fees: Each Party shall bear its own legal fees and expenses incurred in connection with this Lease Agreement. If, as a result of any breach or default by either Landlord or Tenant of its respective obligations under this Lease Agreement, either party shall bear its own expenses if it employs an attorney to enforce or defend any of its rights.
(31) Force Majeure: If the performance by Landlord or Tenant of any provision of this Lease Agreement (other than the payment of Rent or any other monetary amount) is delayed or prevented by Force Majeure then the period for Landlord’s or Tenant’s performance of the provision shall be automatically extended for the same amount of time that Landlord or Tenant is so delayed or hindered.
NOTICES

Landlord:    BarBell Real Estate, LLC
        431 S. Ring Rd.
        Waxahachie, TX 75165

Tenant:    HVE, Inc.
        100 Executive Ct., Suite 3
        Waxahachie, TX 75165

ADDITIONAL TERMS AND CONDITIONS. See accompanying Work Letter.
AMENDMENT(S). No amendment of this Lease shall be effective unless reduced to writing and subscribed by both Landlord and Tenant with all the formality of the original.
SEVERABILITY. If any term or provision of this Lease Agreement is illegal, invalid or unenforceable, such term shall be limited to the extent necessary to make it legal and enforceable, and, if necessary, severed from this Lease Agreement. All other terms and provisions of this Lease Agreement shall remain in full force and effect.
BINDING EFFECT. This Lease Agreement and any amendments thereto shall be binding upon Landlord and Tenant and their respective successors, heirs, assigns, executors and administrators.
LANDLORD SIGNATURE                 TENANT SIGNATURE

Kyle J. Beller / Manager    1/25/2022        Chris Cunningham Senior VP 1/25/2022
Printed Name/Title     Date        Printed Name/Title         Date

/s/ Kyle Beller                        /s/ Chris Cunningham
_______________________________        _____________________________
Signature                        Signature
BarBell Real Estate, LLC                HVE, Inc.
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